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                                                                  EXHIBIT 23 (a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Computer Task Group, Incorporated:

We consent to the incorporation by reference in the Registration Statements No. 33-41995, 33-50160, 33-61493, 333-12237, 333-39936, 333-51162, 333-66766,
333-91148, and 333-118314 on Form S-8 and Registration Statement No. 333-43263 on Form S-3 of Computer Task Group, Incorporated of our report dated April 14, 2005, with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which report appears in the December 31, 2004 annual report on Form 10-K/A of Computer Task Group, Incorporated.

Our report dated April 14, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that Computer Task Group, Incorporated did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains explanatory paragraphs that state the material weakness conditions identified within accounting for income taxes and the accounting for the Company's estimates of incurred but not reported medical claims.

/s/  KPMG LLP


Buffalo, New York
April 14, 2005


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